EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-470530 of Scope Industries on Form S-8 of our reports dated August 30, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Scope Industries for the year ended June 30, 2002.

/s/ Deloitte & Touche LLP

Los Angeles, California
September 23, 2002